UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________
FORM 8-K
__________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 31, 2023
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HPS CORPORATE LENDING FUND
(Exact name of Registrant as specified in Its Charter)
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DELAWARE	814-01431	84-6391045
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 West 57th Street, 33rd Floor New York, New York		10019
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (212) 287-4900
Not Applicable
(Former name or former address, if changed since last report)
__________________
Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

January 2023 Distributions
As previously disclosed, on January 19, 2023, HPS Corporate Lending Fund (the "Fund") announced the increase of its regular monthly distribution, effective with the January 2023 monthly distribution, from $0.1464 per share to $0.1600 per share. Accordingly, on January 19, 2023, the Fund declared regular distributions for each class of its common shares of beneficial interest (the “Shares”) in the amounts per share set forth below:

	Gross Distribution	Shareholder Servicing and/or Distribution Fee	Net Distribution
Class I Common Shares	$0.1600	$—	$0.1600
Class D Common Shares	$0.1600	$0.0051	$0.1549
Class F Common Shares	$0.1600	$0.0101	$0.1499
The regular distributions for each class of Shares are payable to shareholders of record as of January 31, 2023 and will be paid on or about February 28, 2023.
Additionally, on January 19, 2023, the Fund declared variable supplemental distributions for each class of its Shares in the amount of $0.0210 per share. The variable supplemental distributions for each class of Shares are payable to shareholders of record as of January 31, 2023 and will be paid on or about February 28, 2023.
These distributions will be paid in cash or reinvested in additional Shares for shareholders participating in the Fund’s distribution reinvestment plan.
Item 8.01. Other Events.
Net Asset Value

The net asset value ("NAV") per share for each class of the Fund as of December 31, 2022, as determined in accordance with the Fund’s valuation policy, is set forth below.

NAV per share as of December 31, 2022
Class I Common Shares	$23.88
Class D Common Shares	$23.88
Class F Common Shares	$23.88
As of December 31, 2022, the Fund’s aggregate NAV was $3,455.3 million, the fair value of its investment portfolio was $5,716.5 million and it had principal debt outstanding of $2,344.6 million, resulting in a debt-to-equity ratio of approximately 0.68 times.

Status of Offering
The Fund is currently publicly offering on a continuous basis up to $4.0 billion in Shares (the “Offering”). The following table lists the Shares and total consideration for the Offering as of the date of this filing (through the January 1, 2023 subscription date). The Fund intends to continue selling Shares in the Offering on a monthly basis.

	Common Shares Issued	Total Consideration
Class I Common Shares	34,602,540	$0.9	billion
Class D Common Shares	17,705,787	$0.4	billion
Class F Common Shares	92,347,840	$2.3	billion
Total Offering*	144,656,167	$3.6	billion
*Amounts may not sum due to rounding.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HPS CORPORATE LENDING FUND

Date: February 3, 2023	By:	/s/ Yoohyun K. Choi
	Name:	Yoohyun K. Choi
	Title:	Secretary